As filed with the Securities and Exchange Commission on May 23, 2013  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

URS Corporation
(Exact name of registrant as specified in its charter)

Delaware	94-1381538
(State or other jurisdiction of Incorporation or organization) 600 Montgomery Street, 26th Floor San Francisco, California (Address of principal executive offices)	(I.R.S. Employer Identification No.) 94111-2728 (Zip Code)

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN
(Full title of the plan)

H. Thomas Hicks
Vice President and Chief Financial Officer
URS Corporation
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Name and address of agent for service)

(415) 774-2700
(Telephone number, including area code, of agent for service)

Copy to:
Samuel M. Livermore, Esq.
Cooley LLP
101 California Street, 5th Floor
San Francisco, California 94111-5800
Telephone: (415) 693-2000
Facsimile: (415) 693-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	1,500,000 shares	$47.07	$70,605,000	$9,631

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that become issuable under the URS Corporation Amended and Restated 2008 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h).  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on May 16, 2013 as reported on the New York Stock Exchange.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-151404

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of Common Stock of URS Corporation (the “Registrant”) issuable pursuant to the URS Corporation Amended and Restated 2008 Equity Incentive Plan.  These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-151404) was filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2008. The contents of Registration Statement on Form S-8 No. 333-151404  are incorporated by reference herein.

The issuance of these additional shares of Common Stock was approved by the board of directors of the Registrant on March 27, 2013 and by the stockholders of the Registrant on May 23, 2013.

PART II

Item 3  Incorporation of Documents by Reference

The following documents filed by the Registrant with the SEC are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 28, 2012, filed with the SEC on February 26, 2013;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2013, filed with the SEC on May 7, 2013;

(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on April 2, 2013 and April 17, 2013;

(d)
The description of the Registrant’s Common Stock contained in the registration statement on Form 8-A filed with the SEC on January 30, 1984, and any further amendment or report filed thereafter for the purpose of updating such description; and

(e)	The contents of the earlier registration statement on Form S-8 filed with the SEC on June 3, 2008 (File No. 333-151404).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of URS Corporation.	8-K		3.1	9/11/2008
3.2	Bylaws of URS Corporation, as amended on February 26, 2010.	10-Q		3.02	5/12/2010
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Form of Common Stock Certificate.	S-1		4.1	6/5/1991
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included on signature page).					X
99.1	URS Corporation Amended and Restated 2008 Equity Incentive Plan, as amended on May 23, 2013 (the “Plan”).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 23rd day of May, 2013.

URS Corporation

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints H. Thomas Hicks and Reed N. Brimhall, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin M. Koffel	Chairman of the Board of Directors and Chief Executive Officer	May 23, 2013
Martin M. Koffel

/s/ H. Thomas Hicks	Vice President and Chief Financial Officer	May 23, 2013
H. Thomas Hicks

Signature	Title	Date

/s/ Reed N. Brimhall	Vice President and Chief Accounting Officer	May 23, 2013
Reed N. Brimhall

/s/ Mickey P. Foret	Director	May 23, 2013
Mickey P. Foret

/s/ William H. Frist	Director	May 23, 2013
William H. Frist

/s/ Lydia H. Kennard	Director	May 23, 2013
Lydia H. Kennard

/s/ Donald R. Knauss	Director	May 23, 2013
Donald R. Knauss

/s/ Timothy R. McLevish	Director	May 23, 2013
Timothy R. McLevish

/s/ Joseph W. Ralston	Director	May 23, 2013
Joseph W. Ralston

/s/ John D. Roach	Director	May 23, 2013
John D. Roach

/s/ Douglas W. Stotlar	Director	May 23, 2013
Douglas W. Stotlar

/s/ William P. Sullivan	Director	May 23, 2013
William P. Sullivan

EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of URS Corporation.	8-K		3.1	9/11/2008
3.2	Bylaws of URS Corporation, as amended on February 26, 2010.	10-Q		3.02	5/12/2010
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Form of Common Stock Certificate.	S-1		4.1	6/5/1991
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included on signature page).					X
99.1	URS Corporation Amended and Restated 2008 Equity Incentive Plan, as amended on May 23, 2013 (the “Plan”).					X